As filed with the Securities and Exchange Commission on February 17, 2006
                                                      Registration No. 333-54662

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 7
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------


               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                ----------------

                              Retail HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]

               Delaware                                  6211                                13-5674085

    (State or other jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer Identification Number)
    incorporation or organization)            Classification Code Number)
                                                    ----------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------

                                   Copies to:

                 Judith Witterschein, Esq.                                   Andrew B. Janszky, Esq.
                    Corporate Secretary                                      Shearman & Sterling LLP
    Merrill Lynch, Pierce, Fenner & Smith Incorporated                         599 Lexington Avenue
                     250 Vesey Street                                        New York, New York 10022
                 New York, New York 10281                                         (212) 848-4000
                      (212) 449-1000
  (Name, address, including zip code, and telephone number,
         including area code, of agent for service)

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]





================================================================================

PROSPECTUS



                       HOLDRS(SM) Retail [GRAPHIC OMITTED]


                        1,000,000,000 Depositary Receipts
                             Retail HOLDRS(SM) Trust



         The Retail HOLDRS(SM) Trust issues Depositary Receipts called Retail HOLDRS(SM) representing your undivided beneficial ownership in the common stock of a group of specified companies that, among other things, sell retail merchandise to consumers through traditional retail stores, the Internet, mail order catalogs and other outlets. The Bank of New York is the trustee. You only may acquire, hold or transfer Retail HOLDRS in a round-lot amount of 100 Retail HOLDRS or round-lot multiples. Retail HOLDRS are separate from the underlying common stocks that are represented by the Retail HOLDRS. For a list of the names and the number of shares of the companies that make up a Retail HOLDR, see "Highlights of Retail HOLDRS--The Retail HOLDRS" starting on page 9. The trust will issue the additional Retail HOLDRS on a continuous basis.

         Investing in Retail HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

         Retail HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Retail HOLDRS are not interests in the Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.


         The Retail HOLDRS are listed on the American Stock Exchange under the symbol "RTH". On February 15, 2006, the last reported sale price of the Retail HOLDRS on the American Stock Exchange was 98.25.



                              --------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




                The date of this prospectus is February 16, 2006



      "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                            Page


SUMMARY.......................................................................3
RISK FACTORS..................................................................4
HIGHLIGHTS OF RETAIL HOLDRS...................................................9
THE TRUST....................................................................16
DESCRIPTION OF RETAIL HOLDRS.................................................16
DESCRIPTION OF THE UNDERLYING SECURITIES.....................................17
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT................................19
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES................................23
ERISA CONSIDERATIONS.........................................................28
PLAN OF DISTRIBUTION.........................................................28
LEGAL MATTERS................................................................28
WHERE YOU CAN FIND MORE INFORMATION..........................................28


                                 ---------------

         This prospectus contains information you should consider when making your investment decision. With respect to information about Retail HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Retail HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The Retail HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Retail HOLDRS or of the underlying securities through an investment in the Retail HOLDRS.

                                     SUMMARY


         The Retail HOLding Company Depositary ReceiptS or HOLDRS Trust was formed under the depositary trust agreement, dated as of March 12, 2001, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Retail HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust currently holds shares of common stock issued by a group of specified companies that, at the time of the initial offering, among other things, sold retail merchandise to consumers through traditional retail stores, the Internet, mail order catalogs and other outlets. The number of shares of each company's common stock held by the trust with respect to each round-lot of Retail HOLDRS is specified under "Highlights of Retail HOLDRS--The Retail HOLDRS." This group of common stocks and the securities of any company that may be added to the Retail HOLDRS are collectively referred to in this prospectus as the securities or the underlying securities. There are currently 18 companies included in the Retail HOLDRS, which may change as a result of reconstitution events, distributions of securities by the underlying issuers or other events. The Retail HOLDRS are separate from the underlying common stocks that are represented by the Retail HOLDRS. On February 14, 2006 there were 4,671,000 Retail HOLDRS outstanding.

                                  RISK FACTORS

         An investment in Retail HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Retail HOLDRS, including the risks associated with concentrated investments in the retailing industry.

General Risk Factors

          o Loss of investment. Because the value of Retail HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Retail HOLDRS if the underlying securities decline in value.

          o Discount trading price. Retail HOLDRS may trade at a discount to the aggregate value of the underlying securities.

          o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Retail HOLDRS or other corporate events, such as mergers, a Retail HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Retail HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

          o Not necessarily representative of the retailing industry. At the time of the initial offering, the companies included in Retail HOLDRS were generally considered to be involved in various aspects of the retailing industry. However, the market price of the underlying securities and the Retail HOLDRS may not necessarily follow the price movements of the entire retailing industry generally. If the underlying securities decline in value, your investment in the Retail HOLDRS will decline in value even if the market price of the securities of companies in the retailing industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Retail HOLDRS may not be involved in the retailing industry. In this case, the Retail HOLDRS may no longer consist of securities issued only by companies involved in the retailing industry.

          o Not necessarily comprised of solely retail companies. As a result of distributions of securities by companies included in the Retail HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Retail HOLDRS and that are not involved in the retail industry may be included in the Retail HOLDRS. The securities of a new company will only be distributed from the Retail HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Retail HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in the Retail HOLDRS provides no assurance that each new company included in the Retail HOLDRS will be involved in the retail industry. Currently, the underlying securities included in the Retail HOLDRS are represented in the Consumer Discretionary and Consumer Staples GICS sectors. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Retail HOLDRS yet not be involved in the retail industry. In addition the GICS sector classifications of securities included in the Retail HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Retail HOLDRS, which may also result in the inclusion in the Retail HOLDRS of the securities of a new company that is not involved in the retail industry.

          o No investigation of underlying securities. The underlying securities initially included in the Retail HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of securities in the retailing industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Retail HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

          o Loss of Diversification. As a result of industry developments, reorganizations, or market fluctuations affecting the issuers of the underlying securities, Retail HOLDRS may not necessarily continue to be a diversified investment in the retailing industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution or securities from, or the inclusion of additional securities in, Retail HOLDRS may reduce diversification. Retail HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

          o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities, or participate in any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Retail HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Retail HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Retail HOLDRS will involve payment of a cancellation fee to the trustee.

          o Trading halts. Trading in Retail HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Retail HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Retail HOLDRS, you will not be able to trade Retail HOLDRS and you will only be able to trade the underlying securities if you cancel your Retail HOLDRS and receive each of the underlying securities.

          o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Retail HOLDRS. If the Retail HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Retail HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Retail HOLDRS are delisted. There are currently 18 companies whose securities are included in the Retail HOLDRS.

          o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Retail HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking and other activities, and may provide services to issuers of the underlying securities in connection with its business.

          o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Retail HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Retailing Industry

          o Retail companies operate in a highly competitive industry and face intense price competition. The retailing industry is highly competitive with numerous industry participants. The companies included in the Retail HOLDRS compete with general merchandise, apparel and household merchandise retailers, Internet retailers, discount retailers, television direct marketers and mail-order catalog retailers. Some of the principal factors which retail companies must address to remain competitive include:

                    o    merchandise selection and quality;

                    o    brand recognition;

                    o    price;

                    o    convenience;

                    o    customer service; and

                    o    timely product delivery.

               Retail companies may also face increased pricing pressure as more retail outlets, especially electronic-commerce retailers and discount retailers, are established that are able to offer similar merchandise at reduced prices. If any of the companies included in the Retail HOLDRS fail to successfully compete and maintain customer satisfaction and market share, its stock price may decline and will negatively affect the market price of the Retail HOLDRS.

          o The companies in the Retail HOLDRS may be subject to seasonal and quarterly variations in the retailing industry. The apparel and general merchandise segments of the retailing industry have historically been subject to significant seasonal and quarterly variations. Many retailers derive a significant portion of their annual revenue during the months of November and December. In anticipation of increased sales activity during this period many retail companies incur significant additional expenses. If the demand during November and December is miscalculated, a retail company could have significant excess inventory, which would have an adverse affect on its financial performance. In addition, a significant shortfall in sales during November and December would have an adverse impact on the results of operations of a retail company. Any seasonal or quarterly fluctuations that a retail company reports may not match the expectations of market analysts and investors. This, along with any changes in the expectations of consumer demand, could cause the market price of the Retail HOLDRS to fluctuate significantly.

          o Retail companies' revenues may be adversely affected by general economic factors. General economic factors in the markets in which retail companies operate, many of which are beyond their control, may nevertheless materially adversely affect company forecasts and actual performance. These factors include:

               o    interest rates;

               o    difficulty in obtaining additional financing;

               o    recession;

               o    inflation and deflation;

               o    consumer credit availability and debt levels;

               o    tax rates and policy;

               o    unemployment trends; and

               o other matters that influence consumer confidence and spending.

               These factors may negatively affect consumer spending and confidence and result in reduced revenues for retail companies. As many of the companies included in the Retail HOLDRS are apparel and general merchandise retailers that rely on consumers' purchases of discretionary items for a significant portion of their sales, during periods where disposable income is lower or during periods of economic uncertainty, consumer purchases of these items may decline. As a result, retail companies may be more adversely affected by a cyclical downturn in the economy than other companies. In addition, increased volatility in financial markets may cause these factors to change with a greater degree of frequency and magnitude.

          o Companies whose securities are included in the Retail HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Retail HOLDRS. Companies whose securities are included in Retail HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Retail HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services or reduce or terminate their operations generally. Any of these actions may reduce the market price of stocks in the retailing industry.

          o Other broad market and industry factors may decrease the stock price of retail stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of retailing stocks. Current economic conditions have adversely affected employment and other significant elements of the economy that drive productivity and the financial strength of businesses. These economic conditions could have a material adverse affect on retail sales and, as a result, the financial condition and results of operations of companies whose common stocks are included in Retail HOLDRS.

          o Many of the companies included in the Retail HOLDRS are dependent on third party suppliers and distribution systems. Many of the companies included in the Retail HOLDRS purchase merchandise both directly from brand owners and indirectly from retailers and third party suppliers. These companies may also be dependent upon suppliers for the products used for their own brand name merchandise. Reliance on third party suppliers subjects retail companies to risks of delivery delays, price increases and receipt of non-conforming or poor quality merchandise. The purchase of merchandise from parties other than the brand owners also increases the risk that a retail company could mistakenly purchase and sell non-authentic or damaged goods, which may expose them to liability. In addition, many of the companies in the Retail HOLDRS use third party distributors and transportation providers over which they have no control to deliver and transport their merchandise. If retail companies encounter problems with their suppliers or distributors, their reputation could be harmed and their operations and financial conditions could be adversely affected.

          o Unexpected changes in consumer trends can affect the business of retail companies. Consumer trends can change rapidly, and the retail business is sensitive to these changes. The consumer companies included in the Retail HOLDRS may not accurately anticipate shifts in consumer trends and adjust their merchandise mix to appeal to changing consumer tastes in a timely manner. If a company misjudges the market for its products or is unsuccessful in responding to changes in consumer trends or in market demand, the retail company could experience insufficient or excess inventory levels or higher markdowns, any of which would have a material adverse effect on its business, financial condition and results of operations and could adversely affect the price of the Retail HOLDRS.

          o Retail companies may be unable to protect their intellectual property rights and may be liable for infringing the intellectual property rights of others. Third parties may infringe or misappropriate the trademarks or other proprietary rights of the retail companies included in the Retail HOLDRS, which could have a material adverse effect on their business, results of operations or financial condition. Retail companies could also incur substantial costs in asserting and defending their intellectual property or proprietary rights. In addition, third parties may assert infringement claims against companies included in the Retail HOLDRS for infringement or misappropriation of their proprietary rights. These claims and any resulting litigation, if it occurs, could subject companies included in the Retail HOLDRS to significant liability for damages and may also result in limitations on the ability to use the intellectual property subject to the claim.

                           HIGHLIGHTS OF RETAIL HOLDRS


         This discussion highlights information regarding Retail HOLding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Retail HOLDRS.


Issuer................................     Retail HOLDRS Trust.

The trust.............................     The Retail HOLDRS Trust was formed
                                           under the depositary trust agreement,
                                           dated as of March 12, 2001 among The
                                           Bank of New York, as trustee, Merrill
                                           Lynch, Pierce, Fenner & Smith
                                           Incorporated, other depositors and
                                           the owners of the Retail HOLDRS. The
                                           trust is not a registered investment
                                           company under the Investment Company
                                           Act of 1940.

Initial depositor.....................     Merrill Lynch, Pierce, Fenner & Smith
                                           Incorporated.

Trustee...............................     The Bank of New York, a New York
                                           state-chartered banking organization,
                                           is the trustee and receives
                                           compensation as set forth in the
                                           depositary trust agreement. The
                                           trustee is responsible for receiving
                                           deposits of underlying securities and
                                           delivering Retail HOLDRS representing
                                           the underlying securities issued by
                                           the trust. The trustee holds the
                                           underlying securities on behalf the
                                           holders of Retail HOLDRS.

Purpose of Retail HOLDRS..............     Retail HOLDRS are designed to achieve
                                           the following:

                                           Diversification. Retail HOLDRS are
                                           designed to allow you to diversify
                                           your investments in the retailing
                                           industry through a single,
                                           exchange-listed instrument
                                           representing your undivided
                                           beneficial ownership of the
                                           underlying securities.

                                           Flexibility. The beneficial owners of
                                           Retail HOLDRS have undivided
                                           beneficial ownership interests in
                                           each of the underlying securities
                                           represented by the Retail HOLDRS, and
                                           can cancel their Retail HOLDRS to
                                           receive each of the underlying
                                           securities represented by the Retail
                                           HOLDRS.

                                           Transaction costs. The expenses
                                           associated with buying and selling
                                           Retail HOLDRS in the secondary market
                                           are expected to be less than
                                           separately buying and selling each of
                                           the underlying securities in a
                                           traditional brokerage account with
                                           transaction-based charges.


Trust assets..........................     The trust holds securities issued by
                                           specified companies that, when
                                           initially selected, were in the
                                           retailing industry. Except when a
                                           reconstitution event, distribution of
                                           securities by an underlying issuer or
                                           other event occurs, the group of
                                           companies will not change.
                                           Reconstitution events are described
                                           in this prospectus under the heading
                                           "Description of the Depositary Trust
                                           Agreement--Distributions" and
                                           "--Reconstitution events." There are
                                           currently 18 companies included in
                                           the Retail HOLDRS.


                                           The trust's assets may increase or
                                           decrease as a result of in-kind
                                           deposits and withdrawals of the
                                           underlying securities during the life
                                           of the trust.



The Retail HOLDRS.....................     The trust has issued, and may
                                           continue to issue, Retail HOLDRS that
                                           represent your undivided beneficial
                                           ownership interest in the shares of

                                           U.S.-traded securities held by the
                                           trust on your behalf. The Retail
                                           HOLDRS themselves are separate from
                                           the underlying securities that are
                                           represented by the Retail HOLDRS.

                                           The following table provides:


                                               -   the names of the 18 issuers
                                                   of the underlying securities
                                                   currently represented by the
                                                   Retail HOLDRS,


                                               -   stock ticker symbols,

                                               -   share amounts represented by
                                                   a round-lot of 100 Retail
                                                   HOLDRS, and

                                               -   the principal U.S. market on
                                                   which the underlying
                                                   securities are traded.


                                                       Share        Primary
       Name of Company                  Ticker        Amounts    Trading Market
------------------------------------  ----------    -----------  --------------
Albertson's, Inc.                         ABS             8            NYSE
Amazon.com, Inc.                          AMZN            7         Nasdaq NMS
Best Buy Co., Inc.                        BBY             9            NYSE
Costco Wholesales Corporation             COST            8         Nasdaq NMS
CVS Corporation                           CVS            14            NYSE
Federated Department Stores                FD           5.869          NYSE
Kohl's Corporation                        KSS             6            NYSE
Lowe's Companies, Inc.                    LOW            14            NYSE
RadioShack Corporation                    RSH             3            NYSE
Safeway Inc.                              SWY             9            NYSE
Target Corporation                        TGT            16            NYSE
The Gap, Inc.                             GPS            16            NYSE
The Home Depot, Inc.                       HD            40            NYSE
The Kroger Co.                             KR            15            NYSE
The Limited, Inc.                         LTD             8            NYSE
The TJX Companies, Inc.                   TJX            10            NYSE
Walgreen Co.                              WAG            19            NYSE
Wal-Mart Stores, Inc.                     WMT            36            NYSE




                                                   The companies whose common
                                                   stocks were included in the
                                                   Retail HOLDRS at the time
                                                   Retail HOLDRS were originally
                                                   issued were generally
                                                   considered to be among the 20
                                                   largest and most liquid
                                                   companies with U.S.-traded
                                                   securities involved in the
                                                   retailing industry, as
                                                   measured by market
                                                   capitalization and trading
                                                   volume on January 24, 2001.
                                                   The market capitalization of
                                                   a company is determined by
                                                   multiplying the market price
                                                   of its common stock by the
                                                   number of its outstanding
                                                   shares of common stock.

                                                   The trust will only issue and
                                                   cancel, and you may only
                                                   obtain, hold, trade or
                                                   surrender Retail HOLDRS in a
                                                   round-lot of 100 Retail
                                                   HOLDRS and round-lot
                                                   multiples. The trust will
                                                   only issue Retail HOLDRS upon
                                                   the deposit of the whole
                                                   shares represented by a
                                                   round-lot of 100 Retail
                                                   HOLDRS. In the event that a
                                                   fractional share comes to be
                                                   represented by a round-lot of
                                                   Retail HOLDRS, the trust may
                                                   require a minimum of more
                                                   than one round-lot of 100
                                                   Retail

                                                   HOLDRS for an issuance so
                                                   that the trust will always
                                                   receive whole share amounts
                                                   for issuance of Retail
                                                   HOLDRS.

                                                   The number of outstanding
                                                   Retail HOLDRS will increase
                                                   and decrease as a result of
                                                   in-kind deposits and
                                                   withdrawals of the underlying
                                                   securities. The trust will
                                                   stand ready to issue
                                                   additional Retail HOLDRS on a
                                                   continuous basis when an
                                                   investor deposits the
                                                   required securities with the
                                                   trustee.

Purchases.............................     You may acquire Retail HOLDRS in two
                                           ways:

                                               o   through an in-kind deposit of
                                                   the required number of
                                                   securities of the underlying
                                                   issuers with the trustee, or

                                               o   through a cash purchase in
                                                   the secondary trading market.

Issuance and cancellation
   fees...............................     If you wish to create Retail HOLDRS
                                           by delivering to the trust the
                                           requisite securities represented by a
                                           round-lot of 100 Retail HOLDRS, The
                                           Bank of New York, as trustee, will
                                           charge you an issuance fee of up to
                                           $10.00 for each round-lot of 100
                                           Retail HOLDRS. If you wish to cancel
                                           your Retail HOLDRS and withdraw your
                                           underlying securities, The Bank of
                                           New York, as trustee will charge you
                                           a cancellation fee of up to $10.00
                                           for each round-lot of 100 Retail
                                           HOLDRS.

Commissions...........................     If you choose to deposit underlying
                                           securities in order to receive Retail
                                           HOLDRS, you will be responsible for
                                           paying any sales commission
                                           associated with your purchase of the
                                           underlying securities that is charged
                                           by your broker in addition to the
                                           issuance fee charged by the trustee,
                                           described above.

Custody fees..........................     The Bank of New York, as trustee and
                                           as custodian, will charge you a
                                           quarterly custody fee of $2.00 for
                                           each round-lot of 100 Retail HOLDRS,
                                           to be deducted from any cash dividend
                                           or other cash distributions on
                                           underlying securities received by the
                                           trust. With respect to the aggregate
                                           custody fee payable in any calendar
                                           year for each Retail HOLDR, the
                                           trustee will waive that portion of
                                           the fee which exceeds the total cash
                                           dividends and other cash
                                           distributions received, or to be
                                           received, and payable with respect to
                                           such calendar year.

Rights relating to
  Retail HOLDRS.......................     You have the right to withdraw the
                                           underlying securities upon request by
                                           delivering a round-lot or integral
                                           multiple of a round-lot of Retail
                                           HOLDRS to the trustee, during the
                                           trustee's business hours, and paying
                                           the cancellation fees, taxes, and
                                           other charges. You should receive the
                                           underlying securities no later than
                                           the business day after the trustee
                                           receives a proper notice of
                                           cancellation. The trustee will not
                                           deliver fractional shares of
                                           underlying securities. To the extent
                                           that any cancellation of Retail
                                           HOLDRS would otherwise require the
                                           delivery of a fractional share, the
                                           trustee will sell the fractional
                                           share in the market and the trust, in
                                           turn, will deliver cash in lieu of
                                           the fractional share. Except with
                                           respect to the right to vote for
                                           dissolution of the trust, the Retail
                                           HOLDRS themselves will not have
                                           voting rights.

Rights relating to the
   underlying securities..............     Retail HOLDRS represents your
                                           beneficial ownership of the
                                           underlying securities. Owners of
                                           Retail HOLDRS have the same rights
                                           and privileges as if they owned the
                                           underlying securities beneficially
                                           outside of Retail HOLDRS. These
                                           include the right to instruct the
                                           trustee to vote the underlying
                                           securities or you may attend
                                           shareholder meetings yourself, the
                                           right to receive any dividends and
                                           other distributions on the underlying
                                           securities that are declared and paid
                                           to the trustee by an issuer of an
                                           underlying security, the right to
                                           pledge Retail HOLDRS and the right to
                                           surrender Retail HOLDRS to receive
                                           the underlying securities. Retail
                                           HOLDRS does not change your
                                           beneficial ownership in the
                                           underlying securities under United
                                           States federal securities laws,
                                           including sections 13(d) and 16(a) of
                                           the securities Exchange Act of 1934.
                                           As a result, you have the same
                                           obligations to file insider trading
                                           reports that you would have if you
                                           held the underlying securities
                                           outside of Retail HOLDRS. However,
                                           due to the nature of Retail HOLDRS,
                                           you will not be able to participate
                                           in any dividend reinvestment program
                                           of an issuer of underlying securities
                                           unless you cancel your Retail HOLDRS
                                           (and pay the applicable fees) and
                                           receive all of the underlying
                                           securities.

                                           A holder of Retail HOLDRS is not a
                                           registered owner of the underlying
                                           securities. In order to become a
                                           registered owner, a holder of Retail
                                           HOLDRS would need to surrender their
                                           Retail HOLDRS, pay the applicable
                                           fees and expenses, receive all of the
                                           underlying securities and follow the
                                           procedures established by the issuers
                                           of the underlying securities for
                                           registering their securities in the
                                           name of such holder.

                                           You retain the right to receive any
                                           reports and communications that the
                                           issuers of underlying securities are
                                           required to send to beneficial owners
                                           of their securities. As such, you
                                           will receive such reports and
                                           communications from the broker
                                           through which you hold your Retail
                                           HOLDRS in the same manner as if you
                                           beneficially owned your underlying
                                           securities outside of Retail HOLDRS
                                           in "street name" through a brokerage
                                           account. The trustee will not attempt
                                           to exercise the right to vote that
                                           attaches to, or give a proxy with
                                           respect to, the underlying securities
                                           other than in accordance with your
                                           instructions.

                                           The depositary trust agreement
                                           entitles you to receive, subject to
                                           certain limitations and net of any
                                           fees and expenses of the trustee, any
                                           distributions of cash (including
                                           dividends), securities or property
                                           made with respect to the underlying
                                           securities. However, any distribution
                                           of securities by an issuer of
                                           underlying securities will be
                                           deposited into the trust and will
                                           become part of the underlying
                                           securities unless the distributed
                                           securities are not listed for trading
                                           on a U.S. national securities
                                           exchange or through the Nasdaq
                                           National Market System or the
                                           distributed securities have a
                                           Standard & Poor's GICS sector
                                           classification that is different from
                                           the GICS sector classifications
                                           represented in the Retail HOLDRS at
                                           the time of the distribution. In
                                           addition, if the issuer of underlying
                                           securities offers rights to acquire
                                           additional underlying securities or
                                           other securities, the rights may be
                                           distributed to you, may be disposed
                                           of for your benefit or may lapse.

                                           There may be a delay between the time
                                           any cash or other distribution is
                                           received by the trustee with respect
                                           to the underlying securities and the
                                           time such cash or other distributions
                                           are distributed to you. In addition,
                                           you are not entitled to any interest
                                           on any distribution by reason of any
                                           delay in distribution by the trustee.
                                           If any tax or other governmental
                                           charge becomes due with respect to
                                           Retail HOLDRS or any underlying
                                           securities, you will be responsible
                                           for paying that tax or governmental
                                           charge.

                                           If you wish to participate in a
                                           tender offer for any of the
                                           underlying securities, or any form of
                                           stock repurchase program by an issuer
                                           of an underlying security, you must
                                           surrender your Retail HOLDRS (and pay
                                           the applicable fees and expenses) and
                                           receive all of your underlying
                                           securities in exchange for your
                                           Retail HOLDRS. For specific
                                           information about obtaining your
                                           underlying securities, you should
                                           read the discussion under the caption
                                           "Description of the Depositary Trust
                                           Agreement--Withdrawal of underlying
                                           securities."


 Ownership rights in
  fractional  shares in the
  underlying  securities..............     As a result of distributions of
                                           securities by companies included in
                                           the Retail HOLDRS or other corporate
                                           events, such as mergers, a Retail
                                           HOLDR may represent an interest in a
                                           fractional share of an underlying
                                           security. You are entitled to receive
                                           distributions proportionate to your
                                           fractional shares.

                                           In addition, you are entitled to
                                           receive proxy materials and other
                                           shareholder communications and you
                                           are entitled to exercise voting
                                           rights proportionate to your
                                           fractional shares. The trustee will
                                           aggregate the votes of all of the
                                           share fractions represented by Retail
                                           HOLDRS and will vote the largest
                                           possible number of whole shares. If,
                                           after aggregation, there is a
                                           fractional remainder, this fraction
                                           will be ignored, because the issuer
                                           will only recognize whole share
                                           votes. For example, if 100,001
                                           round-lots of 100 Retail HOLDRS are
                                           outstanding and each round-lot of 100
                                           Retail HOLDRS represents 1.75 shares
                                           of an underlying security, there will
                                           be 175,001.75 votes of the underlying
                                           security represented by Retail
                                           HOLDRS. If holders of 50,000
                                           round-lots of 100 Retail HOLDRS vote
                                           their underlying securities "yes" and
                                           holders of 50,001 round-lots of 100
                                           Retail HOLDRS vote their underlying
                                           securities vote "no," there will be
                                           87,500 affirmative votes and
                                           87,501.75 negative votes. The trustee
                                           will ignore the .75 negative votes
                                           and will deliver to the issuer 87,500
                                           affirmative votes and 87,501 negative
                                           votes.

Reconstitution events.................     The depositary trust agreement
                                           provides for the automatic
                                           distribution of underlying securities
                                           from the Retail HOLDRS to you in the
                                           following four circumstances:

                                               A.  If an issuer of underlying
                                                   securities no longer has a
                                                   class of securities
                                                   registered under section 12
                                                   of the Securities Exchange
                                                   Act of 1934, then the trustee
                                                   will distribute the shares of
                                                   that company to the owners of
                                                   the Retail HOLDRS.

                                               B.  If the SEC finds that an
                                                   issuer of underlying
                                                   securities should be
                                                   registered as an investment
                                                   company under the Investment
                                                   Company Act of 1940, and the
                                                   trustee has actual knowledge
                                                   of the SEC finding, then its
                                                   securities will no longer be
                                                   an underlying security and
                                                   the trustee will distribute
                                                   the shares of that company to
                                                   the owners of the Retail
                                                   HOLDRS.

                                               C.  If the underlying securities
                                                   of an issuer cease to be
                                                   outstanding as a result of a
                                                   merger, consolidation or
                                                   other corporate combination,
                                                   the trustee will distribute
                                                   the consideration paid by and
                                                   received from the acquiring
                                                   company or the securities
                                                   received in exchange for the
                                                   securities of the underlying
                                                   issuer whose securities cease
                                                   to be outstanding to the
                                                   beneficial owners of Retail
                                                   HOLDRS only if
                                                   the distributed securities
                                                   have a different Standard &
                                                   Poor's GICS sector
                                                   classification than any of
                                                   the underlying securities
                                                   represented in the Retail
                                                   HOLDRS at the time of the
                                                   distribution or exchange or
                                                   if the securities received
                                                   are not listed for trading on
                                                   a U.S. national securities
                                                   exchange or through the
                                                   Nasdaq National Market
                                                   System. In any other case,
                                                   the additional securities
                                                   received will be deposited
                                                   into the trust.

                                               D.  If an issuer's underlying
                                                   securities are delisted from
                                                   trading on a U.S. national
                                                   securities exchange or
                                                   through the Nasdaq National
                                                   Market System and are not
                                                   listed for trading on another
                                                   U.S. national securities
                                                   exchange or through the
                                                   Nasdaq National Market System
                                                   within five business days
                                                   from the date the securities
                                                   are delisted.

                                           To the extent a distribution of
                                           underlying securities from the Retail
                                           HOLDRS is required as a result of a
                                           reconstitution event, the trustee
                                           will deliver the underlying security
                                           to you as promptly as practicable
                                           after the date that the trustee has
                                           knowledge of the occurrence of a
                                           reconstitution event.

                                           In addition, securities of a new
                                           company will be added to the Retail
                                           HOLDRS, as a result of a distribution
                                           of securities by an underlying
                                           issuer, where a corporate event
                                           occurs, or where the securities of an
                                           underlying issuer are exchanged for
                                           the securities of another company,
                                           unless the securities received have a
                                           Standard & Poor's GICS sector
                                           classification that is different from
                                           the GICS sector classification of any
                                           other security then included in the
                                           Retail HOLDRS or are not listed for
                                           trading on a U.S. national securities
                                           exchange or through the Nasdaq
                                           National Market System.

                                           It is anticipated, as a result of the
                                           broadly defined Standard & Poor's
                                           GICS sectors, that most distributions
                                           or exchanges of securities will
                                           result in the inclusion of new
                                           securities in Retail HOLDRS. The
                                           trustee will review the Standard &
                                           Poor's GICS sector classifications of
                                           securities to determine whether
                                           securities received as a result of a
                                           distribution by an underlying issuer
                                           or as consideration for securities
                                           included in the Retail HOLDRS will be
                                           distributed from the Retail HOLDRS to
                                           you.

Standard & Poor's sector
   classification.....................     Standard & Poor's Corporation is an
                                           independent source of market
                                           information that, among other things,
                                           maintains the Global Industry
                                           Classification Standard, referred to
                                           herein as "GICS," which classifies
                                           the securities of public companies
                                           into various sector classifications
                                           based upon GICS sectors, which are
                                           derived from its own criteria. The
                                           GICS classification standards were
                                           exclusively effective as of January
                                           2, 2002. There are 10 Standard &
                                           Poor's GICS sectors and each class of
                                           publicly traded securities of a
                                           company are given only one GICS
                                           sector classification. The securities
                                           included in the Retail HOLDRS are
                                           currently represented in the Consumer
                                           Discretionary and Consumer Staples
                                           GICS sectors. The Standard & Poor's
                                           GICS sector classifications of the
                                           securities included in the Retail
                                           HOLDRS may change over time if the
                                           companies that issued these
                                           securities change their focus of
                                           operations or if Standard & Poor's
                                           alters the criteria it uses to
                                           determine GICS sectors, or both.

Termination events....................     A.   The Retail HOLDRS are delisted
                                                from the American Stock Exchange
                                                and are not listed for trading
                                                on another U.S. national
                                                securities
                                                exchange or through the Nasdaq
                                                National Market System within
                                                five business days from the date
                                                the Retail HOLDRS are delisted.

                                           B.   The trustee resigns and no
                                                successor trustee is appointed
                                                within 60 days from the date the
                                                trustee provides notice to
                                                Merrill Lynch, Pierce, Fenner &
                                                Smith Incorporated, as initial
                                                depositor, of its intent to
                                                resign.

                                           C.   Beneficial owners of at least
                                                75% of outstanding Retail HOLDRS
                                                vote to dissolve and liquidate
                                                the trust.

                                           If a termination event occurs, the
                                           trustee will distribute the
                                           underlying securities to you as
                                           promptly as practicable after the
                                           termination event.

                                           Upon termination of the depositary
                                           trust agreement and prior to
                                           distributing the underlying
                                           securities to you, the trustee will
                                           charge you a cancellation fee of up
                                           to $10.00 per round-lot of 100 Retail
                                           HOLDRS surrendered, along with any
                                           taxes or other governmental charges,
                                           if any.

United States federal income
  tax consequences....................     The United States federal income tax
                                           laws will treat a U.S. holder of
                                           Retail HOLDRS as directly owning the
                                           underlying securities. The Retail
                                           HOLDRS themselves will not result in
                                           any United States federal income tax
                                           consequences separate from the tax
                                           consequences associated with
                                           ownership of the underlying
                                           securities.


Listing...............................     The Retail HOLDRS are listed on the
                                           American Stock Exchange under the
                                           symbol "RTH." On February 15, 2006
                                           the last reported sale price of the
                                           Retail HOLDRS on the American Stock
                                           Exchange was $98.25.


Trading...............................     Investors are only able to acquire,
                                           hold, transfer and surrender a
                                           round-lot of 100 Retail HOLDRS. Bid
                                           and ask prices, however, are quoted
                                           per single Retail HOLDR.

Clearance and settlement..............     Retail HOLDRS have been issued in
                                           book-entry form. Retail HOLDRS are
                                           evidenced by one or more global
                                           certificates that the trustee has
                                           deposited with The Depository Trust
                                           Company, referred to as DTC.
                                           Transfers within DTC will be in
                                           accordance with DTC's usual rules and
                                           operating procedures. For further
                                           information see "Description of
                                           Retail HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the Retail HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Retail HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The Retail HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of March 12, 2001. The Bank of New York will be the trustee. The Retail HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

         The Retail HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Retail HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2041, or earlier if a termination event occurs.

                          DESCRIPTION OF RETAIL HOLDRS

         The trust has issued Retail HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Retail HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender Retail HOLDRS in a round-lot of 100 Retail HOLDRS and round-lot multiples. The trust will only issue Retail HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Retail HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Retail HOLDRS, the trust may require a minimum of more than one round-lot of 100 Retail HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Retail HOLDRS.

         Retail HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Retail HOLDRS--The Retail HOLDRS."

         Beneficial owners of Retail HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the securities, to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, and the right to cancel Retail HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Retail HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Retail HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Retail HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Retail HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

         Retail HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and register in the name of Cede & Co., as nominee for DTC. Retail HOLDRS are available only in book-entry form. Owners of Retail HOLDRS may hold their Retail HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities of the Retail HOLDRS are the common stocks of a group of specified companies that, at the time of initial selection, among other things, sold merchandise to retail consumers through traditional retail stores, the Internet, mail order catalogs and other outlets and whose securities are registered under Section 12 of the Securities Exchange Act. The issuers of the underlying securities were considered to be among the largest, most liquid companies involved in the retailing industry as measured by market capitalization and trading volume.

         The Retail HOLDRS may no longer consist exclusively of securities issued by companies involved in the retailing industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the retailing business and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by Retail HOLDRS, please refer to "Highlights of Retail HOLDRS--The Retail HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement filed with the SEC on a periodic basis.

         No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Retail HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities, see "Annex A."

         The following table and graph set forth the composite performance of all of the 18 underlying securities currently represented by a single Retail HOLDR, measured at the close of each month from January 30, 1998 and thereafter as of the end of each month to February 14, 2006. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

                               Closing                       Closing                       Closing                     Closing
    1998                        Price       1999              Price          2000           Price         2001          Price
    ----                        -----       ----              -----          ----           -----         ----          -----
January 30...................   46.37 January 29 ..........  89.39   January 31.........   92.55   January 31.........  95.83
February 27..................   50.97 February 26..........  89.34   February 29........   90.07   February 28........  89.79
March 31.....................   54.82 March 31.............  92.50   March 31...........  103.08   March 30...........  87.70
April 30.....................   55.14 April 30.............  90.47   April 28...........   95.74   April 30...........  91.79
May 29.......................   57.74 May 28...............  84.96   May 31.............   90.88   May 31.............  92.82
June 30......................   63.15 June 30..............  94.23   June 30............   89.30   June 29............  88.07
July 31......................   63.79 July 30..............  89.92   July 31............   88.78   July 31............  92.25
August 31....................   57.24 August 31............  84.61   August 31..........   82.66   August 31..........  84.50
September 30.................   58.55 September 30.........  86.33   September 29.......   86.52   September 28.......  76.03
October 30...................   65.89 October 29...........  92.49   October 31.........   85.69   October 31.........  77.70
November 30..................   73.37 November 30..........  97.21   November 30........   84.45   November 30........  88.66
December 31..................   84.85 December 31.......... 107.13   December 29........   88.92   December 31........  92.28

                               Closing                       Closing                       Closing                     Closing
    2002                        Price       2003              Price          2004           Price         2005          Price
    ----                        -----       ----              -----          ----           -----         ----          -----
January 31...................   93.87 January 31...........  63.93   January 30.........   85.55   January 31.........  94.01
February 28..................   94.11 February 28..........  64.53   February 27........   90.94   February 28........  92.98
March 28.....................   95.14 March 31.............  67.99   March 31...........   90.12   March 31...........  91.82
April 30.....................   91.97 April 30.............  74.33   April 30...........   87.88   April 29...........  86.43
May 31.......................   89.99 May 30...............  76.51   May 28.............   89.12   May 31.............  92.29
June 28......................   84.26 June 30..............  78.46   June 30............   88.40   June 30............  94.79
July 31......................   74.95 July 31..............  80.51   July 30............   85.32   July 29............ 101.80
August 30....................   76.46 August 29............  86.65   August 31..........   85.47   August 31..........  95.13
September 30.................   67.96 September 30.........  81.66   September 30.......   88.24   September 30.......  92.80
October 31...................   72.36 October 31...........  89.64   October 29.........   91.58   October 31.........  94.32
November 29..................   73.54 November 28..........  89.32   November 30........   92.79   November 30........  97.31
December 31..................   67.51 December 31..........  86.73   December 31........   94.85   December 30........  95.49


                               Closing
    2006                        Price
    ----                        -----
January 31                      95.73
February 14                     97.10



                      Retail HOLDRS - RTH [GRAPHIC OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of March 12, 2001, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Retail HOLDRS, provides that Retail HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies.

         The trustee. The Bank of New York serves as trustee for the Retail HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of Retail HOLDRS. You may create and cancel Retail HOLDRS only in round-lots of 100 Retail HOLDRS. You may create Retail HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Retail HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Retail HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Retail HOLDRS, the trust may require a minimum of more than one round-lot of 100 Retail HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Retail HOLDRS. Similarly, you must surrender Retail HOLDRS in integral multiples of 100 Retail HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Retail HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. The trustee will deliver to you proxy solicitation materials provided by issuers of the underlying securities to you so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of Retail HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Retail HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Retail HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Retail HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be made available to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to Retail HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Retail HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Retail HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your Retail HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Retail HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Retail HOLDRS.

         Further issuances of Retail HOLDRS. The depositary trust agreement provides for further issuances of Retail HOLDRS on a continuous basis without your consent.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Retail HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Retail HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Retail HOLDRS only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Retail HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         As provided in the depositary trust agreement, securities of a new company will be added to the Retail HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification, than any of the underlying securities represented in the Retail HOLDRS at the time of distribution or exchange or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

         It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Retail HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Retail HOLDRS will be distributed from the Retail HOLDRS to you.

         Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company are given only one GICS sector. The securities included in the Retail HOLDRS are currently represented in the Consumer Discretionary and Consumer Staples GICS sectors. The Standard & Poor's GICS sector classifications of the securities included in the Retail HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Retail HOLDRS will surrender their Retail HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Retail HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Retail HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Retail HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Retail HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Retail HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Retail HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Retail HOLDRS.

         Issuance and cancellation fees. If you wish to create Retail HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Retail HOLDRS. If you wish to cancel your Retail HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Retail HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create or cancel Retail HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch Pierce Fenner & Smith Incoporated or another broker, in addition to the issuance or cancellation fee, as the case may be, described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Retail HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Retail HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

         Governing law. The depositary trust agreement and the Retail HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Retail HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         General

         The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Retail HOLDRS for:

         o   an individual who is a citizen or resident of the United States;


         o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereon or the District of Columbia;


         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and


         o any individual, corporation, estate or trust that is not a U.S. receipt holder (a "non-U.S. receipt holder").


         If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Retail HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Retail HOLDRS, and partners in such partnerships, should consult their tax advisors.


         This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Retail HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax.. In addition, this discussion generally is limited to investors who will hold the Retail HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Europe 2001 held by a partnership or other flow through entity. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.


         Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

         Taxation of Retail HOLDRS

         A receipt holder purchasing and owning Retail HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Retail HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         Qualified dividend income received in respect of Retail HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Retail HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Retail HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Retail HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Retail HOLDRS. Similarly, with respect to sales of Retail HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Retail HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of Retail HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

         Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Retail HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

         Special considerations with respect to underlying securities of foreign issuers

         If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

         As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

         o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

         o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and

         o   a corporation that is incorporated in a possession of the United
             States

         but will not include:

         o   a passive foreign investment company (as defined below),

         o a foreign personal holding company (as specially defined in the Code), or

         o   a foreign investment company (as specially defined in the Code).


         The foreign personal holding company rules and the foreign investment company rules have generally been repealed for taxable years of foreign corporations beginning after December 31, 2004.


         If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.


         Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, "passive income" and "general income." In addition, dividends distributed by a foreign issuer that constitutes "financial services income" with respect to a U.S. Holder will be treated as constituting "general income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.



         Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, holders of Retail HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the holders of Retail HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.


         Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a

PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:


         o   at least 75% of its gross income is "passive income;" or

         o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.


         If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Retail HOLDRS or of the underlying securities or upon the receipt of "excess distributions." To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.


         Non-U.S. receipt holders


         A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.


         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.


         With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.


         A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Retail HOLDRS or of the underlying securities unless:

         o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

         o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or


         o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently "regularly traded on an established securities market" although no assurances can be made that the securities will continue to be so traded.


         Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

         Backup withholding and information reporting

         Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

         The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

         The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire Retail HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Retail HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust issued Retail HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Retail HOLDRS. The trust delivered the initial distribution of Retail HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

         Investors who purchase Retail HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

         Members of the selling group have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Retail HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Retail HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

         Legal matters, including the validity of the Retail HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Retail HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Retail HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Retail HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C.. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill

Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

         Since the securities of the issuers of the underlying securities are registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Retail HOLDRS. This prospectus relates only to Retail HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Retail HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Retail HOLDRS have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.


         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2001, 2002, 2003, 2004 and 2005, through February 14, 2006. The historical prices of the underlying securities should not be taken as an indication of future performance.




                             ALBERTSON'S, INC. (ABS)


         Albertson's, Inc., is a retail food and drug chain. These stores consist of combination food-drug stores, stand-alone drug stores, conventional supermarkets and warehouse stores. Albertson's also operates a grocery delivery website, Albertsons.com and an online drugstore, Savon.com. The company's stores offer grocery, prescription drugs and cosmetics and general merchandise, as well as seafood and meat, bakery, lobby/video, service delicatessen, liquor and floral. It also offers meal centers, party supply centers, coffee bars, in-store banks, photo processing and destination categories for beverages, snacks, pet care products, paper products and baby care merchandise. Albertson's stand-alone drugstores offers general merchandise, health and beauty care products, over-the-counter medication, greeting cards and photo processing.



             Closing             Closing             Closing             Closing             Closing           Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005      Price    2006     Price
   ----       -----     ----      -----     ----      -----     ----      -----     ----      -----    ----     -----
January      28.35    January    28.75    January    21.50    January    23.36    January    22.88    January  25.15
February     29.05    February   30.26    February   18.83    February   24.74    February   22.39
March        31.82    March      33.14    March      18.85    March      22.15    March      20.65
April        33.40    April      33.54    April      19.86    April      23.36    April      19.79
May          28.70    May        35.17    May        20.87    May        23.43    May        20.99
June         29.99    June       30.46    June       19.20    June       26.54    June       20.68
July         32.73    July       28.18    July       18.86    July       24.39    July       21.31
August       34.99    August     25.72    August     21.02    August     24.58    August     20.13
September    31.88    September  24.16    September  20.57    September  23.93    September  25.65
October      31.91    October    22.31    October    20.29    October    22.81    October    25.11
November     33.56    November   23.34    November   21.28    November   25.30    November   23.50
December     31.49    December   22.26    December   22.65    December   23.88    December   21.35

The closing price on February 14, 2006 was $25.25.

                             AMAZON.COM, INC. (AMZN)


         Amazon.com, Inc. is an online retailer that directly offers a variety of products, such as books, music, videos, toys, electronics, software, video games and home improvement products for sale through the Internet. Amazon.com also offers Web-based services where buyers and sellers can enter into transactions with respect to a wide range of products. The company and its affiliates operate seven retail Web sites: www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca and www.joyo.com.



             Closing             Closing             Closing             Closing             Closing           Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005      Price    2006     Price
   ----       -----     ----      -----     ----      -----     ----      -----     ----      -----    ----     -----
January      17.31    January     14.19   January    21.85    January    50.40    January    43.22    January  44.82
February     10.19    February    14.10   February   22.01    February   43.01    February   35.18
March        10.23    March       14.30   March      26.03    March      43.28    March      34.27
April        15.78    April       16.69   April      28.69    April      43.60    April      32.36
May          16.69    May         18.23   May        35.89    May        48.50    May        35.51
June         14.15    June        16.25   June       36.32    June       54.40    June       33.09
July         12.49    July        14.77   July       41.64    July       38.92    July       45.15
August       8.94     August      14.94   August     46.32    August     38.14    August     42.70
September    5.97     September   15.93   September  48.43    September  40.86    September  45.30
October      6.98     October     19.36   October    54.43    October    34.13    October    39.86
November     11.32    November    23.35   November   53.97    November   39.68    November   48.46
December     10.82    December    18.89   December   52.62    December   44.29    December   47.15

The closing price on February 6, 2006 was $37.95.





                            BEST BUY CO., INC. (BBY)


         Best Buy Co., Inc. is a specialty retailer of consumer electronics, home office equipment, video games, computer software, music and appliances. In addition, Best Buy sells cameras and other photographic equipment and ready-to-assemble furniture designed for use with computer and audio/video equipment. Best Buy offers its products directly to consumers through its retail stores and through the Internet under the brand names Best Buy (Bestbuy.com and BestBuyCanada.ca), Future Shop (FutureShop.ca), Magnolia Audio Video (MagnoliaAV.com) and Geek Squad (GeekSquad.com), as well as through an outlet store on eBay. It also provides in-store services, including computer set-up, repair, and software installation, as well as the installation of mobile electronics and in-home services that comprise computer set-up, repair, software installation and home networking, as well as delivery and installation of appliances and home theater systems.

             Closing             Closing             Closing             Closing             Closing           Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005      Price    2006     Price
   ----       -----     ----      -----     ----      -----     ----      -----     ----      -----    ----     -----
January      22.13    January    32.89    January    17.39    January    33.59    January    35.86    January  50.66
February     18.21    February   29.95    February   19.38    February   35.50    February   36.01
March        15.98    March      35.20    March      17.98    March      34.48    March      36.01
April        24.47    April      33.05    April      23.05    April      36.17    April      33.56
May          23.62    May        30.80    May        25.80    May        35.17    May        36.29
June         28.23    June       24.20    June       29.28    June       33.83    June       45.70
July         29.76    July       22.60    July       29.10    July       32.11    July       51.07
August       26.21    August     14.13    August     34.67    August     31.01    August     47.66
September    20.20    September  14.87    September  31.68    September  36.16    September  43.53
October      24.20    October    13.74    October    38.87    October    39.48    October    44.26
November     21.73    November   18.45    November   41.33    November   37.59    November   48.24
December     33.10    December   16.10    December   34.83    December   39.61    December   43.48

         The closing price on February 14, 2006 was $52.86.

                       COSTCO WHOLESALE CORPORATION (COST)


         Costco Wholesale Corporation operates membership warehouses that offer volume purchasing of nationally branded and selected private label merchandise. Costco's product offerings include food, appliances, electronics, furniture and clothing. The company offers three types of memberships: Business, Gold Star (individual) and Executive Membership. Costco buys nearly all of its merchandise directly from manufacturers. Costco's warehouse stores are located throughout the United States and Canada, and in the United Kingdom, Korea, Taiwan, Japan and Mexico. Costco also offers various products through the Internet directly to consumers.

             Closing             Closing             Closing             Closing             Closing           Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005      Price    2006     Price
   ----       -----     ----      -----     ----      -----     ----      -----     ----      -----    ----     -----
January      46.25    January    46.00    January    28.87    January    36.94    January    47.27    January  49.89
February     41.75    February   41.26    February   30.52    February   38.86    February   46.59
March        39.25    March      39.82    March      30.03    March      37.61    March      44.18
April        34.93    April      40.20    April      34.61    April      37.50    April      40.63
May          38.91    May        39.27    May        37.25    May        37.90    May        45.38
June         41.08    June       38.62    June       36.60    June       41.18    June       44.73
July         43.05    July       34.87    July       36.99    July       40.71    July       45.97
August       37.41    August     33.41    August     32.25    August     41.17    August     43.40
September    35.56    September  32.37    September  31.15    September  41.51    September  43.09
October      37.83    October    33.93    October    35.45    October    47.94    October    48.37
November     40.88    November   32.30    November   35.82    November   48.60    November   49.95
December     44.38    December   28.06    December   37.18    December   48.41    December   49.47

         The closing price on February 14, 2006 was $51.18.





                              CVS CORPORATION (CVS)


         CVS Corporation operates retail pharmacy stores, which sell prescription and over-the counter drugs and a variety of merchandise and services including beauty products, greeting cards, film and photo processing and convenience foods. CVS' various operations carry their own private label products as well as third party brand name products. CVS operates an online retail pharmacy, CVS.com and offers prescription drug benefit management and specialty pharmaceutical services.

             Closing             Closing             Closing             Closing             Closing           Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005      Price    2006     Price
   ----       -----     ----      -----     ----      -----     ----      -----     ----      -----    ----     -----
January      29.60    January    13.85    January    11.31    January    17.86    January    23.18    January  27.76
February     30.50    February   13.66    February   12.45    February   18.75    February   24.92
March        29.25    March      17.17    March      11.93    March      17.65    March      26.31
April        29.43    April      16.74    April      12.11    April      19.32    April      25.79
May          27.45    May        16.02    May        13.05    May        20.84    May        27.43
June         19.30    June       15.30    June       14.02    June       21.01    June       29.07
July         18.01    July       14.30    July       15.00    July       20.94    July       31.03
August       18.01    August     14.70    August     16.30    August     20.00    August     29.37
September    16.60    September  12.68    September  15.53    September  21.07    September  29.01
October      11.95    October    13.87    October    17.59    October    21.73    October    24.11
November     13.48    November   13.44    November   18.73    November   22.69    November   27.02
December     14.80    December   12.49    December   18.06    December   22.54    December   26.42

         The closing price on February 14, 2006 was $28.61.

                        FEDERATED DEPARTMENT STORES (FD)


         Federated Department Stores is a retail organization that operates full-line department stores in the United States. Federated's department stores include Macy's, Bloomingdale's, Famous-Barr, Filene's, Foley's, Hecht's, Kaufmann's, Lord & Taylor, L.S. Ayres, Marshall Field's, Meier & Frank, Robinsons-May, Strawbridge's, The Jones Store, David's Bridal, After Hours Formalwear and Priscilla of Boston. The company also conducts direct-to-customer mail catalog and electronic commerce businesses under the names Bloomingdale's By Mail and macys.com and offers an online bridal registry to customers. These department stores sell a range of merchandise, including men's, women's and children's clothing and accessories, cosmetics, home furnishings and other consumer goods.

             Closing             Closing             Closing             Closing             Closing           Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005      Price    2006     Price
   ----       -----     ----      -----     ----      -----     ----      -----     ----      -----    ----     -----
January      44.56    January    41.62    January    26.02    January    47.48    January    56.80    January  66.63
February     48.35    February   41.91    February   25.50    February   52.37    February   56.45
March        41.55    March      40.85    March      28.02    March      54.05    March      63.64
April        42.98    April      39.75    April      30.62    April      49.00    April      57.50
May          44.80    May        41.41    May        32.50    May        47.71    May        67.45
June         42.50    June       39.70    June       36.85    June       49.10    June       73.28
July         38.60    July       37.61    July       40.01    July       47.92    July       75.87
August       36.31    August     35.90    August     43.70    August     43.40    August     68.98
September    28.20    September  29.44    September  41.90    September  45.43    September  66.87
October      31.99    October    30.70    October    47.55    October    50.45    October    61.37
November     37.00    November   32.68    November   49.09    November   54.80    November   64.43
December     40.90    December   28.76    December   47.13    December   57.79    December   66.33

         The closing price on February 14, 2006 was $70.17.



                               THE GAP, INC. (GPS)


         The Gap, Inc. is a global specialty retailer, which offers casual and business-casual apparel, intimate apparel, personal care and other accessories for men, women and children under a variety of brand names, including Gap, GapKids, babyGap, Banana Republic and Old Navy. The Gap offers these products directly to customers through its Web sites, catalogs and retail stores in the United States, Canada, the United Kingdom, France, Germany and Japan.

               Closing             Closing              Closing             Closing              Closing            Closing
    2001       Price      2002      Price      2003      Price     2004      Price      2005      Price     2006     Price
    ----       -----      ----      -----      ----      -----     ----      -----      ----      -----     ----     -----
January        32.60   January     14.40    January     14.63    January    18.58     January    22.01    January   18.09
February       27.24   February    11.97    February    13.04    February   20.80     February   21.33
March          23.72   March       15.04    March       14.49    March      21.92     March      21.84
April          27.71   April       14.11    April       16.63    April      22.01     April      21.35
May            31.00   May         14.57    May         17.00    May        24.15     May        21.00
June           29.00   June        14.20    June        18.76    June       24.25     June       19.75
July           27.31   July        12.15    July        17.99    July       22.70     July       21.11
August         19.65   August      11.73    August      20.89    August     18.74     August     19.01
September      11.95   September   10.85    September   17.12    September  18.65     September  17.43
October        13.07   October     11.77    October     19.08    October    19.98     October    17.28
November       13.23   November    15.89    November    21.50    November   21.85     November   17.38
December       13.94   December    15.52    December    23.21    December   21.12     December   17.64

         The closing price on February 14, 2006 was $18.30.

                            THE HOME DEPOT, INC. (HD)


         The Home Depot, Inc. is a home improvement retailer that operates in the United States, Canada and Mexico through its Home Depot and EXPO Design Center stores. Home Depot stores sell building materials, home improvement products and lawn and garden products. The EXPO design center stores offer various interior design products and installation services for kitchens, baths, appliances and flooring, as well as products for lighting, decorating, and storage and organization projects. These stores also provide project management and installation services. It offers its products and services to homeowners, professional remodelers, general contractors, repairmen and tradesmen. In addition, the company distributes plumbing; heating, ventilation and air conditioning appliances.

               Closing             Closing              Closing              Closing             Closing             Closing
    2001       Price      2002      Price      2003      Price      2004      Price     2005      Price      2006     Price
    ----       -----      ----      -----      ----      -----      ----      -----     ----      -----      ----     -----
January        48.20   January     50.09     January     20.90    January     35.47    January    41.26    January   40.55
February       42.50   February    50.00     February    23.45    February    36.31    February   40.02
March          43.10   March       48.61     March       24.36    March       37.36    March      38.24
April          47.10   April       46.37     April       28.13    April       35.19    April      35.37
May            49.29   May         41.69     May         32.49    May         35.92    May        39.35
June           46.55   June        36.73     June        33.12    June        35.20    June       38.90
July           50.37   July        30.88     July        31.20    July        33.72    July       43.51
August         45.95   August      32.93     August      32.16    August      36.56    August     40.32
September      38.37   September   26.10     September   31.85    September   39.20    September  38.14
October        38.23   October     28.88     October     37.07    October     41.08    October    41.04
November       46.65   November    26.40     November    36.76    November    41.75    November   41.78
December       51.01   December    24.02     December    35.49    December    42.74    December   40.48

         The closing price on February 14, 2006 was $41.43.



                            KOHL'S CORPORATION (KSS)

         Kohl's Corporation operates specialty department stores that primarily offer products for customers shopping for their families and homes. The product mix includes men's, women's and children's apparel, shoes and accessories, as well as housewares and soft home products such as linens. Kohl's also offers its products directly to customers online through its Website, Kohls.com.



             Closing             Closing             Closing             Closing             Closing           Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005      Price    2006     Price
   ----       -----     ----      -----     ----      -----     ----      -----     ----      -----    ----     -----
January      71.00    January    66.29    January    52.37    January    44.30    January    47.01    January  44.39
February     65.91    February   67.67    February   48.9     February   51.50    February   47.87
March        61.69    March      71.15    March      56.58    March      48.33    March      51.63
April        61.06    April      73.70    April      56.8     April      41.79    April      47.60
May          61.55    May        75.00    May        52.35    May        47.56    May        48.69
June         62.73    June       70.08    June       51.38    June       42.28    June       55.91
July         57.28    July       66.00    July       59.35    July       45.76    July       56.35
August       55.50    August     69.72    August     63.26    August     49.48    August     52.45
September    48.00    September  60.81    September  53.50    September  48.19    September  50.18
October      55.61    October    58.45    October    56.07    October    50.76    October    48.13
November     67.85    November   68.5     November   48.32    November   46.16    November   46.00
December     70.44    December   55.95    December   44.94    December   49.17    December   48.60

         The closing price on February 14, 2006 was $45.52.

                               THE KROGER CO. (KR)



         The Kroger Co. operates retail supermarket food and drug stores, department stores, convenience stores, supermarket fuel centers and jewelry stores, and also manufactures and processes food for sale in its own stores. Kroger's supermarkets and department stores carry a range of items including food, pharmacy, health and personal hygiene items. The company operates three formats of supermarkets: combination food and drug stores (combo stores), multi department stores and price impact warehouse stores. The combo stores primarily operate as food stores. Multi department stores offer general merchandise items, such as apparel, home fashion and furnishings. Price impact warehouse stores feature beauty care, health and grocery items. The company manufactures and processes food items under its corporate brand names, for sale in its supermarkets.

             Closing             Closing             Closing             Closing             Closing           Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005      Price    2006     Price
   ----       -----     ----      -----     ----      -----     ----      -----     ----      -----    ----     -----
January      24.55    January    20.60    January    15.09    January    18.53    January    17.10    January  18.40
February     24.24    February   22.15    February   13.22    February   19.22    February   17.99
March        25.79    March      22.16    March      13.15    March      16.64    March      16.03
April        22.59    April      22.77    April      14.30    April      17.50    April      15.77
May          24.94    May        22.35    May        16.05    May        16.69    May        16.77
June         25.00    June       19.90    June       16.68    June       18.20    June       19.03
July         26.36    July       19.48    July       16.95    July       15.80    July       19.85
August       26.62    August     18.08    August     19.21    August     16.53    August     19.74
September    24.64    September  14.10    September  17.87    September  15.52    September  20.59
October      24.46    October    14.80    October    17.49    October    15.11    October    19.90
November     25.32    November   15.73    November   18.86    November   16.18    November   19.46
December     20.87    December   15.45    December   18.51    December   17.54    December   18.88

The closing price on February 14, 2006 was $19.81.




                           LIMITED BRANDS, INC. (LTD)


         Limited Brands, Inc. is principally engaged in the purchase, distribution and sale of women's and men's clothing, women's intimate apparel and personal care products through specialty retail stores, catalogs and the Internet. Limited Brands operates in three primary segments: Victoria's Secret, Bath & Body Works and Apparel. The Apparel Business includes Express, which offer women's and men's apparel, sportswear and accessories and Limited Stores, a mall-based specialty store retailer of sportswear for women.

             Closing             Closing             Closing             Closing             Closing           Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005      Price    2006     Price
   ----       -----     ----      -----     ----      -----     ----      -----     ----      -----    ----     -----
January       20.66   January    18.55    January    12.59    January    18.20    January    23.70    January  23.66
February      17.65   February   18.01    February   11.88    February   19.75    February   23.78
March         15.72   March      17.90    March      12.87    March      20.00    March      24.30
April         16.92   April      19.16    April      14.54    April      20.64    April      21.69
May           16.30   May        20.99    May        15.26    May        19.30    May        20.57
June          16.52   June       21.30    June       15.50    June       18.70    June       21.42
July          16.97   July       17.97    July       16.71    July       20.44    July       24.38
August        14.10   August     15.29    August     16.96    August     20.08    August     21.98
September      9.50   September  14.34    September  15.08    September  22.29    September  20.43
October       11.15   October    15.67    October    17.60    October    24.78    October    20.01
November      13.92   November   17.01    November   17.92    November   24.44    November   22.25
December      14.72   December   13.93    December   18.03    December   23.02    December   22.35

The closing price on February 14, 2006 was $23.81.

                          LOWE'S COMPANIES, INC. (LOW)


         Lowe's Companies, Inc. operates as a home improvement retailer in the United States. It offers products and services for home improvement, home decor, home maintenance, home repair and remodeling and maintenance of commercial buildings. The company serves retail customers, commercial business customers, including repair and remodeling contractors, electricians, landscapers, painters, plumbers and commercial and residential building maintenance professionals. Lowe's Companies markets its products through television, radio, newspaper, magazine, direct mail, event sponsorships, Internet, community relations and in-store programs. The company also operates a facility to handle special order plumbing products.

             Closing             Closing             Closing             Closing             Closing           Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005      Price    2006     Price
   ----       -----     ----      -----     ----      -----     ----      -----     ----      -----    ----     -----
January      26.73    January    46.07    January    34.18    January    53.55    January    56.99    January  63.55
February     27.94    February   45.25    February   39.30    February   56.00    February   58.78
March        29.23    March      43.49    March      40.82    March      56.13    March      57.09
April        31.50    April      42.29    April      43.89    April      52.06    April      52.11
May          34.77    May        47.16    May        42.26    May        53.57    May        57.21
June         36.28    June       45.40    June       42.95    June       52.55    June       58.22
July         38.18    July       37.85    July       47.56    July       48.72    July       66.22
August       37.20    August     41.38    August     54.86    August     49.70    August     64.31
September    31.65    September  41.40    September  51.90    September  54.35    September  64.40
October      34.10    October    41.73    October    58.93    October    56.28    October    60.77
November     45.31    November   41.50    November   58.30    November   55.33    November   67.48
December     46.41    December   37.50    December   55.39    December   57.59    December   66.66

The closing price on February 14, 2006 was $65.48.







                          RADIOSHACK CORPORATION (RSH)


         RadioShack Corporation primarily engages in the retail sale of consumer electronics through the RadioShack store chain and RadioShack.com. The RadioShack stores carry an assortment of its private brand and third party brand name products, including electronic parts and accessories, wireless and conventional telephones, personal computers and related products, audio and video equipment, digital satellite systems and specialized products such as scanners and weather radios. It also provides consumers access to third-party services, such as cellular and PCS phone and DTH satellite activation, satellite radio service, prepaid wireless airtime and service plans. In addition, the company offers customer support and repair services to name brand and private label products through its service centers. RadioShack offers its products and services through retail stores and online.

             Closing             Closing             Closing             Closing             Closing           Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005      Price    2006     Price
   ----       -----     ----      -----     ----      -----     ----      -----     ----      -----    ----     -----
January      55.04    January    31.52    January    19.95    January    32.58    January    33.12    January  22.20
February     42.80    February   27.44    February   19.64    February   34.56    February   29.56
March        36.69    March      30.04    March      22.29    March      33.16    March      24.50
April        30.63    April      31.20    April      23.71    April      30.76    April      24.97
May          27.23    May        34.24    May        24.10    May        30.39    May        25.16
June         30.50    June       30.06    June       26.31    June       28.63    June       23.17
July         28.23    July       25.60    July       26.57    July       27.95    July       23.47
August       23.40    August     21.79    August     30.40    August     26.94    August     25.06
September    24.25    September  20.06    September  28.41    September  28.64    September  24.80
October      24.99    October    20.90    October    29.99    October    29.93    October    22.10
November     28.96    November   23.75    November   31.15    November   31.57    November   22.81
December     30.10    December   18.74    December   30.68    December   32.88    December   21.03

The closing price on February 14, 2006 was $21.60.

                               SAFEWAY INC. (SWY)


         Safeway Inc. is a food and drug retailer that operates primarily in the United States and Canada. Safeway operates a chain of grocery stores offering food and general merchandise, including baked goods, meat, delicatessen, floral and pharmaceutical products. In addition, it operates an online food store offering premium quality USDA-inspected Angus beef and specialty foods. Safeway has a strategic alliance with GroceryWorks Holdings, Inc.

             Closing             Closing             Closing             Closing             Closing           Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005      Price    2006     Price
January      50.67    January    40.45    January    23.70    January    22.59    January    18.85    January  23.44
February     54.31    February   42.98    February   19.89    February   22.87    February   18.40
March        55.15    March      45.02    March      18.93    March      20.58    March      18.53
April        54.30    April      41.95    April      16.62    April      22.95    April      21.29
May          50.65    May        40.65    May        18.84    May        22.56    May        22.01
June         48.00    June       29.19    June       20.46    June       25.34    June       22.59
July         44.16    July       27.82    July       21.35    July       21.13    July       24.30
August       45.11    August     25.82    August     24.41    August     20.20    August     23.73
September    39.72    September  22.30    September  22.94    September  19.31    September  25.60
October      41.65    October    23.10    October    21.10    October    18.24    October    23.26
November     44.56    November   23.78    November   20.75    November   19.28    November   23.25
December     41.75    December   23.36    December   21.91    December   19.74    December   23.66

The closing price on February 14, 2006 was $22.79.







                            TARGET CORPORATION (TGT)


         Target Corporation operates general merchandise retail stores and is a direct marketer of consumer products. Target stores offer a range of consumer products including clothing, health and beauty aids, school and office supplies, electronics, pharmacy services and home accessories, as well as books, music and movies. Target also sells various products by catalog and the Internet directly to consumers. Target also offers store-brand credit card programs.

             Closing             Closing             Closing             Closing             Closing           Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005      Price    2006     Price
   ----       -----     ----      -----     ----      -----     ----      -----     ----      -----    ----     -----
January      37.98    January    44.41    January    28.21    January    37.96    January    50.77    January  54.75
February     39.00    February   41.90    February   28.65    February   43.96    February   50.82
March        36.08    March      43.12    March      29.26    March      45.04    March      50.02
April        38.45    April      43.65    April      33.44    April      43.37    April      46.41
May          37.80    May        41.45    May        36.63    May        44.70    May        53.70
June         34.60    June       38.10    June       37.84    June       42.47    June       54.41
July         38.70    July       33.35    July       38.32    July       43.60    July       58.75
August       34.65    August     34.20    August     40.60    August     44.58    August     53.75
September    31.75    September  29.52    September  37.63    September  45.25    September  51.93
October      31.15    October    30.12    October    39.74    October    50.02    October    55.69
November     37.54    November   34.78    November   38.72    November   51.22    November   53.51
December     41.05    December   30.00    December   38.40    December   51.93    December   54.97

The closing price on February 14, 2006 was $55.43.

                          THE TJX COMPANIES, INC. (TJX)


         TJX Companies, Inc. is a global off-price retailer of men's, women's and children's apparel, accessories, giftware and home products. TJX operates under various names, including HomeGoods, T.J. Maxx, Marshalls and A.J. Wright in the United States, Winners and Homesense in Canada, and T.K. Maxx in the United Kingdom, Ireland and The Netherlands.

               Closing             Closing              Closing              Closing               Closing             Closing
    2001       Price      2002      Price      2003      Price      2004      Price      2005       Price      2006     Price
    ----       -----      ----      -----      ----      -----      ----      -----      ----       -----      ----     -----
January        15.50   January     20.67    January     18.36    January     22.99    January     25.04       January  25.53
February       15.29   February    18.99    February    16.07    February    23.55    February    24.42
March          16.00   March       20.01    March       17.60    March       24.56    March       24.63
April          15.67   April       21.79    April       19.25    April       24.57    April       22.65
May            16.73   May         21.09    May         18.20    May         24.91    May         22.93
June           15.94   June        19.61    June        18.84    June        24.14    June        24.35
July           17.01   July        17.73    July        19.45    July        23.47    July        23.51
August         17.55   August      19.78    August      21.66    August      21.16    August      20.91
September      16.45   September   17.00    September   19.42    September   22.04    September   20.48
October        16.90   October     20.52    October     20.99    October     23.98    October     21.53
November       18.85   November    19.57    November    22.59    November    23.54    November    22.41
December       19.93   December    19.52    December    22.05    December    25.13    December    23.23

The closing price on February 14, 2006 was $24.61.



                               WALGREEN CO. (WAG)


         Walgreen Co. is a drugstore chain that operates retail pharmacy stores throughout the United States. Walgreen's stores are engaged in the retail sale of prescription and non-prescription drugs, and carry additional product lines such as general merchandise, cosmetics, toiletries, household items, food and beverages. Customer prescription purchases can be made at Walgreen's drugstores as well as through the mail, telephone and the Walgreen's Web site.

               Closing             Closing              Closing             Closing               Closing              Closing
    2001       Price      2002      Price      2003      Price     2004      Price      2005       price       2006     Price
    ----       -----      ----      -----      ----      -----     ----      -----      ----       -----       ----     -----
January        40.94   January     36.28    January     29.00    January    34.55     January    42.61       January   43.28
February       44.32   February    40.24    February    28.14    February   35.66     February   42.83
March          40.80   March       39.19    March       29.48    March      32.95     March      44.42
April          42.78   April       37.77    April       30.86    April      34.48     April      43.06
May            40.19   May         38.26    May         30.79    May        35.01     May        45.34
June           34.46   June        38.63    June        30.10    June       36.21     June       45.99
July           33.70   July        35.33    July        29.92    July       36.40     July       47.86
August         34.35   August      34.75    August      32.57    August     36.45     August     46.33
September      34.43   September   30.76    September   30.64    September  35.83     September  43.45
October        32.38   October     33.75    October     34.82    October    35.89     October    45.43
November       33.00   November    28.79    November    36.81    November   38.18     November   45.68
December       33.66   December    29.19    December    36.38    December   38.37     December   44.26

The closing price on February 14, 2006 was $44.83.

                           WAL-MART STORES, INC. (WMT)


         Wal-Mart Stores, Inc. operates retail stores in various formats in the United States and internationally. It has two segments: The Wal-Mart Stores and The SAM'S CLUB. The Wal-Mart Stores segment includes Discount Stores, Supercenters and Neighborhood Markets in the United States, as well as Walmart.com. The Wal-Mart Stores offers, among other things, apparel, fabrics, stationery and books, shoes, house-wares, hardware, electronics and home furnishings. The Neighborhood Markets include such items as food products, pharmaceuticals, photo processing, health and beauty aids, household chemicals, paper goods, general merchandise and pet supplies departments. The SAM'S CLUB segment comprises the warehouse membership clubs in the United States and samsclub.com.

               Closing             Closing              Closing             Closing                  Closing             Closing
    2001       Price      2002      Price      2003      Price     2004      Price        2005        Price      2006     Price
    ----       -----      ----      -----      ----      -----     ----      -----        ----        -----      ----     -----
January        56.80   January     59.98    January     47.80    January    53.85     January       52.40      January   46.11
February       50.09   February    62.01    February    48.06    February   59.56     February      51.61
March          50.50   March       61.30    March       52.03    March      59.69     March         50.11
April          51.74   April       55.86    April       56.32    April      57.00     April         47.14
May            51.75   May         54.10    May         52.61    May        55.73     May           47.23
June           48.80   June        55.01    June        53.67    June       52.76     June          48.20
July           55.90   July        49.18    July        55.91    July       53.01     July          49.35
August         48.05   August      53.48    August      59.17    August     52.67     August        44.96
September      49.50   September   49.24    September   55.85    September  53.20     September     43.82
October        51.40   October     53.55    October     58.95    October    53.92     October       47.31
November       55.15   November    53.90    November    55.64    November   52.06     November      48.56
December       57.55   December    50.51    December    53.05    December   52.82     December      46.80

The closing price on February 14, 2006 was $46.45.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




HOLDRS(SM) RETAIL [GRAPHIC OMITTED]







                        1,000,000,000 Depositary Receipts




                             Retail HOLDRS(SM) Trust




                           ---------------------------
                               P R O S P E C T U S
                           ---------------------------







                                February 16, 2006




================================================================================

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

         See Exhibit Index.

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933.

                        (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material information with respect
               to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on January February 16, 2006.


                              Merrill Lynch, Pierce, Fenner & Smith
                                   Incorporated


                              By:                       *
                                 -----------------------------------------------
                                 Name:  Joseph F. Regan
                                 Title: First Vice President, Chief
                                          Financial Officer and Controller


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities indicated below on February 16, 2006.



                      Signature                                    Title
                      ---------                                    -----

                         *
               ------------------------         Chief Executive Officer,
                   Robert J. McCann             Chairman of the Board


                         *                      Director
               ------------------------
                     Do Woo Kim


                         *                      Director
               ------------------------
                  Carlos M. Morales


                         *                      Director
               ------------------------
                Candace E. Browning


                         *                      Director
               ------------------------
                 Gregory J. Fleming


                         *                      Chief Financial Officer and
               ------------------------         Controller
                   Joseph F. Regan


          *By:    /s/ Mitchell M. Cox           Attorney-in-Fact
               ----------------------------
                      Mitchell M. Cox

                                INDEX TO EXHIBITS


Exhibits

*4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and exhibits thereto, form of Depositary Trust Agreement, form of HOLDRS and form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on February 13, 2001 as part of the registration statement filed on form S-1 for Retail HOLDRS.

*5.1 Opinion of Shearman & Sterling LLP regarding the validity of the Retail HOLDRS receipts, filed on February 9, 2001 as part of the registration statement filed on form S-1 for Retail HOLDRS.

*8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on February 9, 2001 Amendment No. 1 to the registration statement filed on form S-1 for Retail HOLDRS.

 *8.2 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 9, 2003 Amendment No. 5 to the registration statement filed on form S-1 for Retail HOLDRS.

*24.1 Power of Attorney (included in Part II of Registration Statement), filed on January 30, 2001 as part of the registration statement filed on form S-1 for Retail HOLDRS.

*24.2 Power of Attorney of John J. Fosina, George A. Schieren, E. Stanley O'Neal, Thomas H. Patrick and Dominic A. Carone.

*24.3 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

*24.4 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

 24.5    Power of Attorney of Robert J. McCann and Joseph R. Regan.

-------------------
* Previously filed


                                      A-10